Exhibit 32

Certifications

In connection with the annual report on Form 10-K for the year ended December 31, 2003 of AIG SunAmerica Life Assurance Company as filed with the Securities and Exchange Commission on the date hereof (the Report), each of, Jay S. Wintrob, Chief Executive Officer of the Company, and N. Scott Gillis, Senior Vice President and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JAY S. WINTROB
Jay S. Wintrob
Chief Executive Officer

/s/ N. Scott Gillis
N. Scott Gillis
Senior Vice President and Chief Financial Officer

Date: March 29, 2004